[Graphic Omitted] NCO(SM)
------------------------
        GROUP

                                                                  EXHIBIT 99.1

                                                                  NEWS RELEASE
FOR IMMEDIATE RELEASE


                       NCO GROUP ANNOUNCES SECOND QUARTER
                       RESULTS OF $0.42 PER DILUTED SHARE


HORSHAM, PA, JULY 28, 2005 - NCO GROUP, INC. ("NCO" OR THE "COMPANY") (NASDAQ:
NCOG), a leading provider of business process outsourcing services, announced today that during the second quarter of 2005, it reported net income of $14.1 million, or $0.42 per diluted share, as compared to net income of $14.4 million, or $0.43 per diluted share, in the second quarter of 2004.

Revenue in the second quarter of 2005 was $247.2 million, a decrease of 3.2%, or $8.1 million, from revenue of $255.3 million in the second quarter of 2004.

NCO's operations are organized into four market specific divisions that include:
Accounts Receivable Management North America ("ARM North America"), Customer Relationship Management ("CRM"), Portfolio Management, and Accounts Receivable Management International ("ARM International"). For the second quarter of 2005, these divisions accounted for $192.5 million, $43.8 million, $27.8 million, and $3.3 million of revenue, respectively. Included in ARM North America's revenue was $20.1 million of intercompany revenue from Portfolio Management and included in ARM International's revenue was $79,000 of intercompany revenue from Portfolio Management. All intercompany revenue is eliminated in consolidation.

For the second quarter of 2004, the ARM North America, CRM, Portfolio Management and ARM International divisions accounted for $185.0 million, $59.4 million, $24.1 million and $3.5 million of the revenue, respectively. Included in ARM North America's revenue was $16.6 million of intercompany revenue from Portfolio Management and included in ARM International's revenue was $97,000 of intercompany revenue from Portfolio Management. All intercompany revenue is eliminated in consolidation.

The decrease in revenue was primarily attributable to the previously discussed loss of a telecommunications client within the Company's CRM division. While the implementation of newly committed client contracts is progressing on schedule, the revenue from such opportunities has not yet had a meaningful impact on the Company.

NCO's payroll and related expenses as a percentage of revenue decreased to 49.6% for the second quarter of 2005 as compared to 52.0% for the same period in the prior year. The decrease in payroll and related expenses as a percentage of revenue was attributable to continued diligence in monitoring staffing levels against revenue, as well as the use of labor in Barbados and the Philippines.

NCO's selling, general and administrative expenses as a percentage of revenue increased to 36.9% for the second quarter of 2005 as compared to 32.8% for the same period in the prior year. This increase was primarily due to the additional use of outside attorneys and other third party service providers including the use of the Company's business partner in India.

Commenting on the quarter, Michael J. Barrist, Chairman and Chief Executive Officer, stated, "The second quarter is difficult to compare to the prior year because of several unique situations imbedded in the results of the current quarter. During the quarter our CRM division continued both the planned exit of a large telecom client and the implementation of several new client opportunities. While our ARM North America division grew its revenue, clients continued to impact our margins by adding many administrative and security burdens and as well as exerting pricing pressure. This was partially offset by the extremely strong operating results within our Portfolio Management division, which included a new process of identifying and selling accounts that have a very low probability of collection. As a result of this process we recognized a gain during the quarter of approximately $5.3 million. However, due to the nature of these sales, the gain was included in other income since it was not considered to be a component of operating income. We are encouraged by our success in positioning our portfolio business for the remainder of this year and beyond with closed deals, as well as deals that are still in the pipeline and have a high probability of closing."

NCO also announced that it continues to expect earnings per share to be approximately $1.70 to $1.80 per diluted share for 2005.

NCO will host an investor conference call on Friday, July 29, 2005, at 10:00 a.m., ET, to address the items discussed in the press release in more detail and to allow the investment community an opportunity to ask questions. Interested parties can access the conference call by dialing 888-209-7450 (domestic callers) or 706-643-7734 (international callers) and providing the pass code 7916050. A taped replay of the conference call will be made available for seven days and can be accessed by interested parties by dialing 800-642-1687 (domestic callers) or 706-645-9291 (international callers) and providing the pass code 7916050. A transcript of the conference call will also be available on NCO's website (www.ncogroup.com) and will be furnished to the SEC in a Report on Form 8-K.

NCO Group, Inc. is a leading provider of business process outsourcing services including accounts receivable management, customer relationship management and other services. NCO provides services through 87 offices in the United States, Canada, the United Kingdom, India, the Philippines, the Caribbean and Panama.

For further information:

AT NCO GROUP, INC.
Investor Relations
(215) 441-3000
www.ncogroup.com
                 ______________________________________________

Certain statements in this press release, including, without limitation, statements as to fluctuations in quarterly operating results, statements concerning projections, statements concerning strategic initiatives, statements as to the economy and its effects on NCO's business, statements as to trends, statements as to NCO's or management's beliefs, expectations or opinions, and all other statements in this press release, other than historical facts, are forward-looking statements, as such term is defined in the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. Forward-looking statements are subject to risks and uncertainties, are subject to change at any time and may be affected by various factors that may cause actual results to differ materially from the expected or planned results. In addition to the factors discussed above, certain other factors, including without limitation, the risk that NCO will not be able to implement its business strategy as and when planned, risks related to the ERP implementation, risks related to the final outcome of the environmental liability, risks related to past and possible future terrorists attacks, risks related to the economy, the risk that NCO will not be able to improve margins, risks relating to growth and future acquisitions, including the acquisition of Risk Management Alternatives, Inc., risks related to fluctuations in quarterly operating results, risks related to the timing of contracts, risks related to international operations, and other risks detailed from time to time in NCO's filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2004, can cause actual results and developments to be materially different from those expressed or implied by such forward-looking statements. The Company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.
                 ______________________________________________

                                 NCO GROUP, INC.
                        UNAUDITED SELECTED FINANCIAL DATA
                  (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

STATEMENTS OF INCOME:

                                                         FOR THE THREE MONTHS ENDED              FOR THE SIX MONTHS ENDED
                                                                 JUNE 30,                                 JUNE 30,
                                                     ------------------------------------     --------------------------------
                                                          2005                2004                 2005              2004
                                                     --------------    ------------------     --------------    --------------

Revenue                                                  $ 247,185             $ 255,255          $ 507,534         $ 456,486

Operating costs and expenses:
       Payroll and related expenses                        122,524               132,823            250,255           223,862
       Selling, general and admin. expenses                 91,313                83,752            184,350           160,397
       Depreciation and amortization expense                10,920                11,147             21,678            18,925
                                                     --------------    ------------------     --------------    --------------
                                                           224,757               227,722            456,283           403,184
                                                     --------------    ------------------     --------------    --------------
Income from operations                                      22,428                27,533             51,251            53,302

Other income (expense):
       Interest and investment income                          726                   599              1,460             1,595
       Interest expense                                     (4,867)               (5,256)           (10,042)          (10,544)
       Other income                                          4,663                   621              4,756               621
                                                     --------------    ------------------     --------------    --------------
                                                               522                (4,036)            (3,826)           (8,328)
                                                     --------------    ------------------     --------------    --------------
Income before income taxes                                  22,950                23,497             47,425            44,974

Income tax expense                                           8,814                 9,078             18,018            17,966
                                                     --------------    ------------------     --------------    --------------

Income before minority interest                             14,136                14,419             29,407            27,008

Minority interest                                               (1)                    -                 (9)             (606)
                                                     --------------    ------------------     --------------    --------------

Net income                                                $ 14,135              $ 14,419          $  29,398         $  26,402
                                                     ==============    ==================     ==============    ==============

Net income per share:
       Basic                                              $   0.44              $   0.46          $    0.92         $    0.92
                                                     ==============    ==================     ==============    ==============
       Diluted                                            $   0.42              $   0.43          $    0.86         $    0.86
                                                     ==============    ==================     ==============    ==============

Weighted average shares outstanding:
       Basic                                                32,101                31,502             32,090            28,814
       Diluted                                              36,099                35,723             36,136            32,979

SELECTED BALANCE SHEET INFORMATION:

                                                          AS OF                   AS OF
                                                         JUNE 30,              DECEMBER 31,
                                                          2005                    2004
                                                     --------------          --------------
Cash and cash equivalents                               $   20,601            $   26,334
Current assets                                             244,055               245,839
Total assets                                             1,084,104             1,113,889

Current liabilities                                        132,594               175,369
Long-term debt, net of current portion                     167,257               186,339
Shareholders' equity                                       723,316               695,601

                                 NCO GROUP, INC.
                    UNAUDITED SELECTED SEGMENT FINANCIAL DATA
                                 (IN THOUSANDS)

                                                                  FOR THE THREE MONTHS ENDED JUNE 30, 2005
                                         ------------------------------------------------------------------------------------------
                                          ARM NORTH                    PORTFOLIO             ARM       INTERCOMPANY
                                           AMERICA          CRM        MANAGEMENT      INTERNATIONAL  ELIMINATIONS (1) CONSOLIDATED
                                         -------------  -----------   -----------    --------------   ---------------  ------------
Revenue                                     $ 192,496     $ 43,787      $ 27,759           $ 3,308        $ (20,165)     $ 247,185

Operating costs and expenses:
  Payroll and related expenses                 86,707       32,489         1,211             2,117                -        122,524
  Selling, general and admin. expenses         81,220        8,263        21,038               957          (20,165)        91,313
  Depreciation and amortization expense         6,959        3,601           207               153                -         10,920
                                         -------------  -----------   -----------    --------------  ---------------   ------------
                                              174,886       44,353        22,456             3,227          (20,165)       224,757
                                         -------------  -----------   -----------    --------------  ---------------   ------------

Income (loss) from operations                $ 17,610       $ (566)      $ 5,303              $ 81              $ -       $ 22,428
                                         =============  ===========   ===========    ==============  ===============   ============

                                                                 FOR THE THREE MONTHS ENDED JUNE 30, 2004
                                         ------------------------------------------------------------------------------------------
                                          ARM NORTH                    PORTFOLIO         ARM          INTERCOMPANY
                                           AMERICA         CRM         MANAGEMENT    INTERNATIONAL   ELIMINATIONS (1)  CONSOLIDATED
                                         -------------  -----------   -----------    --------------  ---------------   ------------
Revenue                                     $ 184,962     $ 59,445      $ 24,132           $ 3,459        $ (16,743)     $ 255,255

Operating costs and expenses:
  Payroll and related expenses                 87,849       42,476           485             2,013                -        132,823
  Selling, general and admin. expenses         72,339       10,147        17,012               997          (16,743)        83,752
  Depreciation and amortization expense         7,693        3,254            81               119                -         11,147
                                         -------------  -----------   -----------    --------------  ---------------   ------------
                                              167,881       55,877        17,578             3,129          (16,743)       227,722
                                         -------------  -----------   -----------    --------------  ---------------   ------------

Income from operations                       $ 17,081      $ 3,568       $ 6,554            $  330        $       -      $  27,533
                                         =============  ===========   ===========    ==============  ===============   ============

(1) Represents the elimination of intercompany revenue for accounts receivable management services provided by ARM North America and ARM International to Portfolio Management.